EXHIBIT 23(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-164299) of Stryker Corporation, and

(2)	Registration Statement (Form S-8 Nos. 333-78201, 333-140961, 333-150396 and 333-179142) pertaining to various stock option plans of Stryker Corporation;
of our reports dated February 13, 2012, with respect to the consolidated financial statements and schedule of Stryker Corporation and the effectiveness of internal control over financial reporting of Stryker Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Grand Rapids, Michigan
February 13, 2012